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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549
                          ----------------------------------

                                       FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
            SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                SL GREEN REALTY CORP.
                                ---------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    MARYLAND                                     13-3956775
    --------                                     -----------
(STATE OF INCORPORATION OR ORGANIZATION)    (IRS EMPLOYER IDENTIFICATION NO.)


70 WEST 36TH STREET                                  10018-8007
                                            ------------------
NEW YORK, NEW YORK                              (ZIP CODE)
------------------
(ADDRESS OF PRINCIPAL
EXECUTIVE OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE              NAME OF EACH EXCHANGE ON WHICH
SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
-------------------------              ------------------------------

Common Stock, par value                New York Stock Exchange, Inc.
$.01 per share




SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The section captioned "Capital Stock" in the Registrant's prospectus to be filed with the Securities and Exchange Commission pursuant to rule 424(b) under the Securities Act of 1933, as amended, and forming a part of the Registrant's Registration Statement on Form S-11 (No. 333-29329) (the "Registration Statement") is incorporated herein by reference.

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ITEM 2.  EXHIBITS.

    (I) The following exhibits have been filed with the Securities and Exchange Commission:

         (1)       Form of Specimen Share Certificate for Common Stock.*
         (2) Portions of the Amended and Restated Articles of Incorporation and the By-laws of the Registrant defining the rights of holders of shares of Common Stock.**

    (II) The following exhibits are to be filed with The New York Stock Exchange only:

         (1)       Not applicable.

         (2)       Not applicable.

         (3)       Not applicable.

         (4)(a) Form of Amended and Restated Articles of Incorporation of the Registrant.
             (b)   By-laws of the Registrant.

         (5)       Form of Specimen Share Certificate for Common Stock.

         (6)       Not applicable.




__________________________
* Incorporated by reference to Exhibit 4.1 to the Registration Statement. ** Incorporated by reference to Exhibit 3.1 and 3.2 to the Registration
    Statement.

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                                      SIGNATURE



    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.








                                           SL GREEN REALTY CORP.
                                           ---------------------
                                               (Registrant)


                                        By:/s/ Benjamin P. Feldman
                                           -----------------------
July 18, 1997                              Benjamin P. Feldman,
                                           Executive Vice President


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